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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K





                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 30, 2001

                          AMERIQUEST TECHNOLOGIES, INC.
                 (Exact name of registrant specified in Charter)


   DELAWARE                     1-10397                    33-0244136
(State or other               (Commission                 (IRS Employee
jurisdiction of               File Number)              Identification No.)
 incorporation)


                 2465 MARYLAND ROAD
             WILLOW GROVE, PENNSYLVANIA                         19090
          (Address of principal executive offices)             Zip Code



           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (215) 658-8900

                                 NOT APPLICABLE
         (Former name and former address, if changed since last report)
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Item 5.           Other Events.

SALE OF FULFILLMENT DISTRIBUTION DIVISION

On April 2, 2001, AmeriQuest Technologies, Inc., a Delaware corporation (the "Company"), announced that it had consummated the sale of certain assets related to its fulfillment distribution division (the "Distribution Business"), which was devoted to the sale and distribution of computers and computer equipment to value-added resellers ("VARs"), to Seneca Data Distributors, Inc., a New York corporation ("Seneca"), pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), between the Company and Seneca dated as of March 30, 2001.

Pursuant to the Purchase Agreement, the Company sold to Seneca certain assets related to its Distribution Business including equipment, office supplies, furniture and customer lists and other information relating to customers of the Distribution Business. The assets sold did not include cash or cash equivalents, the accounts receivable related to the Distribution Business, estimated to be approximately $5.0 million, nor any inventory related to the Distribution Business, estimated to be approximately $1.0 million. It is anticipated that most of the inventory will be sold through to Seneca and most of any remaining inventory can be returned to vendors for credit against outstanding balances. The Company expects to receive approximately $1.0 million in cash, including anticipated contingent payments described below, after it collects its outstanding accounts receivable, sells its remaining inventory, pays off its outstanding bank loans and pays its accounts payable related to the Distribution Business. The Company intends to use these net cash proceeds to fund the expansion of its solutions division (as described below).

As consideration for the sale, the Company received from Seneca an initial payment of $100,000, of which $10,000 was attributable to the equipment, furniture, customer lists and other tangible assets sold, and $90,000 was an advance of certain future contingent payments the Company could receive pursuant to the Purchase Agreement. The Purchase Agreement provides that in the first, second and third years following the sale of the Distribution Business, the Company is entitled to receive contingent payments of 10.0%, 7.5% and 5.0%, respectively, of gross profits on sales of products by Seneca to certain former customers of the Company. In addition, if gross profits in the second or third years exceed $3.5 million, the Company is entitled to receive an additional payment for any such year equal to 2.5% of gross profits on sales of products by Seneca to such former customers of the Company. The minimum amount the Company will receive over the three year period (excluding the advance payment) is $150,000. Payment of the minimum amount is subordinate to payments Seneca is required to make pursuant to its senior secured line of credit.

In connection with Seneca's purchase of the Distribution Business assets from the Company, Seneca agreed to sublease on a month-to-month basis approximately 2,640 square feet of the Company's approximately 42,500 square foot facility in Willow Grove, Pennsylvania. Seneca has offered employment to 12 employees of the Company who worked primarily in the Distribution Business.

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A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Purchase Agreement herein is qualified in its entirety by Exhibit 10.1. A copy of the press release announcing the transaction with Seneca is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

AMERIQUEST'S STRATEGY

The sale of the assets related to the Distribution Business is consistent with the Company's previously announced strategy of decreasing low margin sales. Following the sale of the Distribution Business assets, the Company will concentrate on growing its two remaining divisions: the solutions division and the leasing division. The solutions division provides business information solutions to corporate, education, healthcare and government clients, as well as systems integrators and VARs reselling these solutions. The Company intends to focus on growing the solutions division both internally and externally by considering potential strategic acquisitions, although the Company has no current agreements pertaining thereto and has not had any recent discussions with any potential acquisition targets. The Company believes that by focusing on these higher margin business units, it will improve the Company's chances of returning to profitability.

FLEET LINE OF CREDIT

Separately, the Company has received notice from its senior lender, Fleet Capital Corporation ("Fleet"), of non-renewal of its $10.0 million line of credit, which by its terms expires on July 20, 2001. The Company had an outstanding balance of approximately $3.3 million under the Fleet line of credit as of March 31, 2001. The sale of the assets related to the Distribution Business will significantly reduce the Company's cash and borrowing needs. The Company believes that it will be able to repay its existing borrowings under such line of credit prior to its expiration date out of working capital. Moreover, the Company does not currently believe that, following the sale of the Distribution Business assets, it will have to replace the bank line of credit in the near term. In the event that the Company desires to enter into a new line of credit, there is no assurance that a bank line of credit would be available, or if available, could be secured on terms favorable to the Company.

SPECIAL FACTORS TO CONSIDER

In addition to the other information in this Current Report on Form 8-K and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, the following factors should be carefully considered:

Continued Losses. The Company had a loss of $4.7 million during the fiscal year ended September 30, 2000, and has had substantial losses in prior years. There is no assurance that the Company will become profitable in the future. In the event that losses were to continue at significant levels, the Company will not have sufficient liquidity to continue as a going concern.

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Operating Strategy Risk - Need to Increase Gross Profit. Prior to the Company's
sale of the assets related to its Distribution Business, as a distributor, the Company had historically operated on small gross margins. Further, the Company incurred operating expenses to maintain a sufficient level of inventory, facilities, sales staff and support personnel necessary to support sales of products. The Company took actions to improve its profitability during the first half of fiscal 2001 ended March 31, 2001, which were not sufficient, resulting in the sale of the Distribution Business assets. The Company's strategy is to increase gross profit, regardless of its impact on sales, and simultaneously decrease monthly expenses. The sale of the Distribution Business assets is consistent with this strategy. The primary impact of these actions on profitability is not expected to occur until the fourth quarter of fiscal 2001, and there is no assurance that the Company will become profitable in the future.

Uncertainty of Receipt of Contingent Payments from Seneca. In connection with the sale of the assets related to the Distribution Business, the Company is entitled to receive contingent payments of 10.0%, 7.5% and 5.0%, respectively, of gross profits on sales of products by Seneca to certain former customers of the Company. In addition, if gross profits in the second or third years exceed $3.5 million, the Company is entitled to receive an additional payment for any such year equal to 2.5% of gross profits on sales of products by Seneca to such former customers of the Company. The Company's receipt of these contingent payments are dependent upon Seneca's performance which is outside of the Company's control. In addition, payment of these contingent payments is subordinate to payments Seneca is required to make pursuant to its senior secured line of credit. There is no assurance that the Company will receive these contingent payments from Seneca in the amounts the Company currently anticipates, if at all.

Rapid Changes in Technology and Markets. The computer industry in general, and the specific markets in which the Company competes, are characterized by rapidly changing technology and significant shifts in market dynamics. The Company believes its success is highly dependent upon its ability to react to technological changes and shifts in market demand by continuing to provide cost-competitive solutions and services that respond to current market needs. Should the Company fail to provide services on a timely basis that respond to industry demands, the Company's operating results would be adversely affected.

Competition. The Company competes in an industry characterized by intense competition. Competition in the solutions business is primarily from independent solutions providers and, at times, large national consulting firms, while competition in the leasing business comes primarily from financial institutions and specialty equipment leasing companies, all of which generally have greater financial resources than the Company. Moreover, the manner in which computer products and services are sold is changing, and new methods of distribution and sale may emerge or expand. These factors, among others, will likely cause continued competitive pressures on the Company in the future.

Sales Force Restructuring. During fiscal 2000, the Company changed the focus of its sales and marketing function towards greater emphasis on the higher margin corporate account opportunities. This change in emphasis also resulted in a 70% turnover of the solutions sales staff since the beginning of fiscal 2000. The solutions sales staff has not generated sufficient high


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margin sales to offset the higher cost structure of providing expert business solutions. Management believes that the current sales staff is more aligned with the needs of the Company and, therefore, turnover during fiscal 2001 is expected to be lower. If the Company's sales for any reason in the near future do not materialize in amounts sufficient to cover the existing cost structure, management may again have to consider restructuring alternatives.

External Expansion May Be Limited. In order to expand the Company's continuing business, management may seek qualified complementary companies as acquisition or merger candidates. There is no assurance that the Company will be successful in identifying such candidates or, even if such candidates are identified, that the Company will be successful in consummating proposed transactions on terms that are favorable to the Company. In order to consummate any such transaction, the Company may need to raise additional funds. There is no assurance that the Company will be able to raise such funds on favorable terms. Even if successful, the Company faces risks associated with acquisitions or mergers relating to difficulties in integrating combined operations, incurrence of additional debt to finance acquisitions and operations of acquired businesses, potential disruption of operations and related negative impact on earnings, and incurrence of substantial expenses that could adversely affect the Company's financial condition

Bank Line of Credit Terminated. The Company has received notice from its senior lender, Fleet, of non-renewal of its $10.0 million line of credit, which by its terms expires on July 20, 2001. The Company had an outstanding balance of approximately $3.3 million under the Fleet line of credit as of March 31, 2001. The sale of the assets related to the Distribution Business will significantly reduce the Company's cash and borrowing needs. The Company believes that it will be able to repay its existing borrowings under such line of credit prior to its expiration date out of working capital. Moreover, the Company does not currently believe that, following the sale of its Distribution Business assets, it will have to replace the bank line of credit in the near term. A lack of a bank line of credit will require the Company to carefully manage its expenses and cash needs which may restrict near-term growth. In the event that the Company desires to enter into a new line of credit, there is no assurance that a bank line of credit would be available, or if available, could be secured on terms favorable to the Company. If no bank line of credit line were available and losses continue, the Company may not be able to pay its debts as they become due, which could result in a reorganization or liquidation of the Company.

Dependence Upon Key Personnel. The Company's success depends to a significant degree upon the continued contributions of its key management, marketing, product development and technical personnel and the Company's ability to retain and continue to attract highly skilled personnel. Competition for employees in the computer industry is intense, and there is no assurance that the Company will be able to attract and retain qualified employees. The Company has previously made a number of management changes, and has had substantial layoffs and other employee departures. If the Company continues to experience financial difficulties, it may become increasingly difficult for it to hire new employees and retain current employees. The Company does not carry any key person life insurance with respect to any of its personnel.

Stock Market Validity. The price of the Company's Common Stock has been subject to significant price fluctuations, and there is no assurance that the price of the Company's Common


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Stock will stabilize. In addition, the trading volume for the Company's Common
Stock has generally been relatively small. A large increase in share trading volume in a short period of time could cause a significant change in share trading prices.

FORWARD LOOKING INFORMATION

This Current Report on Form 8-K contains forward-looking statements that are based on current expectations. In light of the important factors that can materially affect results, including those set forth above under "Special Factors to be Considered," the inclusion of forward-looking information herein should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. The Company may encounter competitive, technological, financial, legal and business challenges making it more difficult than expected to continue as a solutions and lending provider; competitive conditions within the computer industry may change adversely; demand for the solutions provided by the Company may weaken; the Company may be unable to retain existing key management, sales and technical personnel; the Company's forecasts may not accurately anticipate market demand; and there may be other material adverse changes in the Company's operations or business.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  Exhibit No.               Exhibit

                  10.1                      Asset Purchase Agreement, dated as of March 30, 2001, by and between AmeriQuest
                                            Technologies, Inc. and Seneca Data Distributors, Inc.

                  99.1                      Press Release dated April 2, 2001.





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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                        AMERIQUEST TECHNOLOGIES, INC.



                        By:          /s/ Alexander C. Kramer
                               -------------------------------------
                               Name: Alexander C. Kramer
                               Title:  Chief Executive Officer and President


                        By:          /s/ Jon D. Jensen
                               ----------------------------------------------
                               Name: Jon D. Jensen
                               Title:  Chief Operating Officer


Dated: April 4, 2001


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